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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to out firm under the captions "Prospectus Summary

- Summary Consolidated Financial Information," "Selected Consolidated Financial

Data," "Changes in Certifying Accountants" and "Experts" and to the use of our

reports dated July 12, 2004 on the consolidated financial statements of

Narrowstep Inc. and the financial statements of Sportshows Television Ltd.

included in Amendment No. 2 to the Registration Statement (Form SB-2 No.

333-108632) and related Prospectus of Narrowstep Inc. for the registration of

17,310,951 shares of its common stock.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & Young LLP

London, England
December 2, 2004